BLACK HILLS CORPORATION ANNOUNCES SETTLEMENT IN

BLACK HILLS POWER RATE REQUEST

RAPID CITY, SD—December 28, 2006—Black Hills Corporation (NYSE: BKH) announced today that the South Dakota Public Utilities Commission (SDPUC) approved a $7.9 million, or 7.8 percent overall rate increase for Black Hills Power’s electric customers. The new rates become effective January 1, 2007.

In addition to the revenue increase, terms of the settlement agreement with the SDPUC include the following:
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Annual cost adjustments reflecting changes in the costs of both electric transmission and fuel delivered to coal-fired power generation will be allowed, with adjustments reflected in monthly customer billings commencing in March following the year on which the calculation was made;

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Annual cost adjustments reflecting changes in the cost of natural gas used in power generation and purchased power, with adjustments, if any, reflected in monthly customer billings commencing in March following the year on which the calculation was made. The Company also agreed to share in such cost increases, under certain circumstances while retaining the benefits from off-system sales; and

•	No additional base rate increases, with certain exceptions, for a period of three years ending December 31, 2009.

    David R. Emery, Chairman, President and CEO of Black Hills Corporation, said, “We are pleased with the outcome of our rate request. The settlement preserves an innovative business model that has worked very well for customers, regulators and investors since 1995. The Company will continue to sell excess power in off-system wholesale markets. The regulatory action provides for fair returns on our investment, while retaining incentives to hold down costs, improve operational efficiencies and maintain our high reliability standard.”

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is a diversified energy company. Our retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy.

More information is available at our Internet web site: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Item 1A of Part I of our 2005 Annual Report on Form 10-K filed with the SEC, and the following:

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Black Hills Corporation Announces Settlement in Black Hills Power Rate Request	December 28, 2006

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Obtaining adequate cost recovery for our retail operations through regulatory proceedings, and receiving unfavorable rulings in the periodic applications to recover costs for fuel and purchased power in our regulated utilities;

•	The construction, startup and operation of power generating facilities may involve unanticipated charges or delays that could negatively impact the Company’s business and its results of operations;
•	The timing and extent of scheduled and unscheduled outages of power generation facilities;
•	Changes in business and financial reporting practices arising from the repeal of the Public Utility Holding Company Act of 1935 and other provisions of the recently enacted Energy Policy Act of 2005.
•	Our ability to remedy any deficiencies that may be identified in the periodic review of our internal controls;
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The timing, volatility and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

•	Our effective use of derivative financial instruments to hedge commodity, currency exchange rate and interest rate risks;
•	The creditworthiness of counterparties to trading and other transactions, and defaults on amounts due from counterparties;
•	The amount of collateral required to be posted from time to time in our transactions;
•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	Changes in state laws or regulations that could cause us to curtail our power generation;
•	Weather and other natural phenomena;
•	Industry and market changes, including the impact of consolidations and changes in competitive environments or economic regulation;
•	The effect of accounting policies issued periodically by accounting standard-setting bodies;
•	The cost and effects on our business, including insurance, resulting from terrorist actions and natural disasters or responses to such actions and events;
•	The outcome of any ongoing or future litigation or similar disputes and the impact on any such outcome or related settlements;
•	Capital market conditions, which may affect our ability to raise capital on favorable terms;
•	Price risk due to marketable securities held as investments in benefit plans;
•	General economic and political conditions, including tax rates or policies and inflation rates; and
•	Other factors discussed from time to time in our other filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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